SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                  ----------------------------------

                                FORM 8-K

                            CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934


                           January 21, 2005
                   ----------------------------------
                    (Date of earliest event report)


                        WEYERHAEUSER COMPANY
            (Exact name of registrant as specified in charter)

               Washington            1-4825            91-0470860
               ----------            ------            ----------


            (State or other       (Commission        (IRS Employer
            jurisdiction of       File Number)       Identification
            incorporation or                             Number)
              organization)


                       Federal Way, Washington 98063-9777
                    (Address of principal executive offices)
                                   (zip code)

             Registrant's telephone number, including area code:
                                (253) 924-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

-----	Written communications pursuant to Rule 425 under the Securities Act
	(17 CFR 230.425)
-----	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
	(17 CFR 240.14a-12)
-----	Pre-commencement communications pursuant to Rule 14d-2(b)
	under the Exchange Act(17 CFR 240.14d-2(b))
-----	Pre-commencement communications pursuant to Rule 13e-4(c)
	under the Exchange Act(17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 2.02.  Results of Operations and Financial Condition

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C., 20549

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On January 21, 2005, Weyerhaeuser Company issued a press release stating the following:

Weyerhaeuser Reports Net Earnings of $1.3 Billion for 2004,
Or $5.43 per Diluted Share, on Net Sales of $22.7 Billion

FEDERAL WAY, Wash. - Weyerhaeuser Company (NYSE: WY) today reported net earnings of $1.3 billion for 2004, or $5.43 per diluted share, on net sales of $22.7 billion. This compares with $277 million, or $1.25 per diluted share, on net sales of $19.9 billion for the full year 2003.

Fourth quarter 2004 earnings were $199 million, or 82 cents per diluted share, on net sales of $5.9 billion. Last year, Weyerhaeuser reported fourth quarter net earnings of $92 million, or 41 cents per diluted share, on net sales of $5.1 billion.

Fourth quarter 2004 earnings include the following after-tax items:

* A charge of $34 million, or 14 cents per diluted share, for early extinguishment of debt.

* A gain of $24 million, or 10 cents per diluted share, for gains on the sale of facilities.

* A charge of $19 million, or 8 cents per diluted share, for the impairment of assets in the company's European manufacturing operations.

* A charge of $16 million, or 7 cents per diluted share, recognized in connection with a change in the method of estimating workers' compensation liabilities.

* A charge of $15 million, or 6 cents per diluted share, for the net book value of technology donated to a university.

Fourth quarter 2003 earnings included the following after-tax items:

* A charge of $29 million, or 14 cents per diluted share, for closure of facilities.

* A charge of $17 million, or 8 cents per diluted share, for integration and restructuring activities.

* A charge of $5 million, or 2 cents per diluted share, associated with the settlement of litigation.

* A gain of $40 million, or 18 cents per diluted share, on the sale of timberlands in Tennessee and the Carolinas.

Other significant fourth quarter 2004 financial matters include:

* The company, including Real Estate and Related Assets, reduced outstanding debt by approximately $730 million. For the year, the company reduced outstanding debt by approximately $1.9 billion and ended the year with approximately $1.2 billion in cash and short-term investments and approximately $10.6 billion in outstanding debt.

* Capital spending, excluding Real Estate and Related Assets, for 2004 was approximately $504 million.

"Our strong performance for the year demonstrates that our focus on customers, efficiency and financial management has created a competitive Weyerhaeuser that can deliver strong shareholder returns," said Steven R. Rogel, chairman, president and chief executive officer. "In the fourth quarter, however, some of our businesses experienced higher than expected costs which hurt our results. Some of these costs resulted from maintenance we had delayed until the fourth quarter due to strong market demand earlier in the year. We also incurred additional costs due to weather-related issues and the downtime we took to balance orders with customer demand. As we look to the first quarter, we are concerned about the impact unusually bad weather may have on our results."

SUMMARY OF FOURTH QUARTER FINANCIAL HIGHLIGHTS

Millions (except per share data)	           4Q 2004	4Q 2003	Change
Net earnings	                                $199	   $92	 $107
Earnings per diluted share	                   $0.82	 $0.41      $0.41
Net sales	                                    $5,886      $5,145	 $741

SUMMARY OF ANNUAL FINANCIAL HIGHLIGHTS

Millions (except per share data)	             2004	        2003 	 Change
Net earnings	                             $1,283      	  $277      $1,006
Earnings per diluted share				$5.43        $1.25	 $4.18
Net sale                                      $22,665	     $19,873	$2,792

SEGMENT RESULTS FOR FOURTH QUARTER

(Contributions to Pre-Tax Earnings)
Millions	                                   4Q 2004	4Q 2003	Change
Timberlands	                                      $217	   $185	   $32
Wood Products	                                 $72	   $111	  ($39)
Pulp and Paper	                                 $35         ($67)	  $102
Containerboard, Packaging and Recycling	         $81	    $32	   $49
Real Estate and Related Assets	              $217	   $109	  $108

TIMBERLANDS
	                                         4Q 2004	 3Q 2004	 Change
Contribution to pre-tax earnings (millions)    	$217	        $450	($233)

Excluding the third quarter $271 million pre-tax gain on the sale of 270,000 acres of timberlands in Georgia, fourth quarter earnings increased $38 million from the third quarter primarily because of sales of other non-strategic timberlands that closed earlier than expected.

Weyerhaeuser expects first quarter market conditions to be similar to fourth quarter.

WOOD PRODUCTS
                                              4Q 2004	     3Q 2004      Change
Contribution to pre-tax earnings (millions)    	$72	        $362	($290)

Fourth quarter earnings of $72 million include a $30 million pre-tax gain from the sale of a mill site in Vancouver, British Columbia, and a $6 million pre-tax gain from the sale of three mills in the Carolinas. Third quarter earnings included a $20 million pre-tax gain from the tenure reallocation agreement with the British Columbia government and a $20 million reduction in the reserve for hardboard siding claims.

As expected, fourth quarter prices were significantly lower than third quarter, particularly in softwood lumber and structural panels. In addition, higher delivered log costs in the South and Canada caused by weather-related transportation disruptions and shortages affected the segment. Higher resin and energy costs, and a stronger Canadian dollar also negatively affected the segment. Volumes of key products declined approximately six percent due to seasonal market conditions. The company also experienced extended maintenance at several facilities, including its largest oriented strand board facility.

The segment incurred $27 million in countervailing and anti-dumping duties and related costs on Canadian softwood lumber the company sold into the United States in the fourth quarter, compared with $31 million in the third quarter. For the year, the company incurred $118 million in countervailing and anti-dumping duties and related costs, compared with $97 million in 2003.

Weyerhaeuser expects first quarter earnings to increase from fourth quarter due to improving prices and strong housing starts.

PULP AND PAPER
	                                         4Q 2004	3Q 2004	Change
Contribution to pre-tax earnings (millions)	   $35	    $80	 ($45)

Earnings declined during the quarter due to higher costs associated with planned maintenance downtime, a stronger Canadian dollar, and higher than anticipated energy costs. Papergrade pulp prices, which had declined early in the quarter, began to recover. Fluff pulp prices improved slightly. Pricing for Fine Paper products improved compared with third quarter.

Weyerhaeuser expects higher first quarter earnings compared with fourth quarter. Prices for papergrade pulp, which began improving late in the quarter, should continue to improve. Fine Paper prices are expected to hold steady.

CONTAINERBOARD, PACKAGING AND RECYCLING
	                                            4Q 2004	 3Q 2004	Change
Contribution to pre-tax earnings (millions      	$81	     $82	  ($1)

Fourth quarter earnings were relatively unchanged from third quarter. Higher fourth quarter containerboard and box prices offset lower box shipments and higher energy and maintenance costs. During the fourth quarter, Weyerhaeuser took 24,000 tons of market downtime.

The company expects first quarter earnings to be consistent with the fourth quarter.

REAL ESTATE AND RELATED ASSETS
	                                            4Q 2004  	3Q 2004	Change
Contribution to pre-tax earnings (millions)	     $217	   $155	   $62

Fourth quarter earnings benefited from increased single-family home closings, and higher sales prices and margins. In addition, a $24 million net pre-tax gain on land and lot sales contributed to earnings. Sales of single-family homes declined seasonally during the quarter compared to the prior quarter.

The backlog of homes sold, but not closed, at the end of the fourth quarter is near six months. Weyerhaeuser expects first quarter earnings to decline seasonally from fourth quarter due to decreased single-family home closings in the markets in which the company operates.

OTHER

The company will hold a live conference call at 7 a.m. Pacific (10 a.m. Eastern) on January 21 to discuss the fourth quarter results.

To access the conference call, listeners calling from within North America should dial 1-888-221-5699 at least 15 minutes prior to the start of the conference call. Those wishing to access the call from outside North America should dial 1-706-643-3795. Replays of the call will be available for one week following completion of the live call and can be accessed at 1-800-642-1687 (access code - 3158466) within North America and at 1-706-645-9291 (access code
- 3158466) from outside North America.

The call is being webcast and can be accessed through Weyerhaeuser's Internet site at www.weyerhaeuser.com by clicking on the "Listen to our conference call" link.

The webcast also is being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.fulldisclosure.com, Thomson/CCBN's individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson's password-protected event management site, StreetEvents
(www.streetevents.com).

Weyerhaeuser Company, one of the world's largest integrated forest products companies, was incorporated in 1900. In 2004, sales were $22.7 billion. It has offices or operations in 19 countries, with customers worldwide. Weyerhaeuser is principally engaged in the growing and harvesting of timber; the manufacture, distribution and sale of forest products; and real estate construction, development and related activities. Additional information about Weyerhaeuser's businesses, products and practices is available at http://www.weyerhaeuser.com.

                          ###

This news release contains statements concerning the company's future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Some of these forward-looking statements can be identified by the use of forward-looking terminology such as "expects," "may," "will," "believes," "should," "approximately," "anticipates," "estimates," and "plans," and the negative or other variations of those terms or comparable terminology or by discussions of strategy, plans or intentions. In particular, some of these forward-looking statements deal with expectations regarding the company's markets in the first quarter of 2005; expected earnings and performance of the company's business segments during the first quarter of 2005, demand and pricing for the company's products in the first quarter of 2005, non-strategic timberland sales in the first quarter of 2005, seasonal decline in single-family home closings in the first quarter of 2005, effect of Canadian exchange rate, and other matters. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts; market demand for the company's products, which may be tied to the relative strength of various U.S. business segments; energy prices; weather conditions; availability and pricing of raw materials, performance of the company's manufacturing operations; the successful execution of internal performance plans; the level of competition from domestic and foreign producers; the effect of forestry, land use, environmental and other governmental regulations; fires, floods and other natural disasters; disruption of transportation and legal proceedings. The company is also a large exporter and is affected by changes in economic activity in Europe and Asia, particularly Japan, and by changes in currency exchange rates, particularly the relative value of the U.S. dollar to the Euro and the Canadian dollar; and restrictions on international trade or tariffs imposed on imports, including the countervailing and dumping duties imposed on the company's softwood lumber shipments from Canada to the United States. These and other factors that could cause or contribute to actual results differing materially from such forward looking statements are discussed in greater detail in the company's Securities and Exchange Commission filings.

WEYERHAEUSER COMPANY
    STATISTICAL INFORMATION  (unaudited)

    CONSOLIDATED EARNINGS            Q1              Q2              Q3
                               March   March    June     June   Sept.   Sept.
      (in millions)              28,     30,     27,      29,    26,     28,
                                2004    2003    2004     2003   2004    2003
    Net sales and revenues:
      Weyerhaeuser (1)         $4,568  $4,169  $5,369  $4,498  $5,258  $4,650
      Real Estate and Related
       Assets                     469     445     524     432     591     534
    Total net sales and
     revenues                   5,037   4,614   5,893   4,930   5,849   5,184

    Costs and expenses:
      Weyerhaeuser:
        Costs of products sold  3,539   3,322   3,922   3,611   3,894   3,598
        Depreciation,
         amortization and fee
         stumpage                 325     321     328     313     326     320
        Selling expenses          121     107     122     111     125     117
        General and
         administrative
         expenses                 241     231     235     232     229     249
        Research and
         development expenses      12      12      13      12      13      10
        Taxes other than
         payroll and income
         taxes                     48      47      48      48      50      45
        Charges for
         integration and
         restructuring             15      29      13      25       8      24
        Charges for closure of
         facilities                 1      22      --      12      13      48
        Other operating costs,
         net  (2) (3)              14      37      42    (205)   (318)     16
                                4,316   4,128   4,723   4,159   4,340   4,427
      Real Estate and Related
       Assets:
        Costs and operating
         expenses                 321     330     381     316     414     406
        Depreciation and
         amortization               2       3       4       2       3       3
        Selling expenses           27      24      30      25      31      27
        General and
         administrative
         expenses                  17      14      19      14      19      15
        Taxes other than
         payroll and income
         taxes                      1       1      --       1       1       0
        Other operating costs,
         net                        1      (7)      1      --     (19)      2
                                  369     365     435     358     449     453
    Total costs and expenses    4,685   4,493   5,158   4,517   4,789   4,880

    Operating income              352     121     735     413   1,060     304

    Interest expense and
     other:
      Weyerhaeuser:
        Interest expense
         incurred (4)            (195)   (208)   (218)   (205)   (184)   (200)
        Less interest
         capitalized                3       5       1       6       0       3
        Equity in income
         (loss) of affiliates      --      (5)      7       3       4      (3)
        Interest income and
         other                      3       6       5       6       7       3
      Real Estate and Related
       Assets:
        Interest expense
         incurred                 (15)    (14)    (14)    (13)    (14)    (13)
        Less interest
         capitalized               15      14      14      13      14      13
        Equity in income of
         unconsolidated
         entities                   9       5      20       7      12      11
        Interest income and
         other                     11      11       9       8       1       6
    Earnings before income
     taxes and cumulative
     effect of a change in
     accounting principle         183     (65)    559     238     900     124
    Income taxes                  (62)     22    (190)    (81)   (306)    (42)
    Earnings before cumulative
     effect of a change in
     accounting principle         121     (43)    369     157     594      82
    Cumulative effect of a
     change in accounting
     principle, net of
     applicable taxes of $6 (5)    --     (11)     --      --      --      --
    Net earnings (loss)          $121    $(54)   $369    $157    $594     $82

    Basic net earnings (loss)
     per share:
      Net earnings (loss)
       before cumulative
       effect of a change
       in accounting
       principle                $0.54  $(0.19)  $1.57   $0.71   $2.46   $0.37
      Cumulative effect of a
       change in accounting
       principle                   --   (0.05)     --      --      --      --
      Net earnings (loss)       $0.54  $(0.24)  $1.57   $0.71   $2.46   $0.37

    Diluted net earnings
     (loss) per share:
      Net earnings (loss)
       before cumulative
       effect of a change
       in accounting
       principle                $0.54  $(0.19)  $1.57   $0.71   $2.45   $0.37
      Cumulative effect of a
       change in accounting
       principle                   --   (0.05)     --      --      --      --
      Net earnings (loss)       $0.54  $(0.24)  $1.57   $0.71   $2.45   $0.37

    Dividends paid per share    $0.40   $0.40   $0.40   $0.40   $0.40   $0.40

                                                  Q4           Year ended
       (in millions)                       Dec.    Dec.    Dec.     Dec.
                                            26,     28,     26,      28,
                                           2004    2003    2004     2003
    Net sales and revenues:
       Weyerhaeuser (1)                   $4,975  $4,527  $20,170  $17,844
       Real Estate and Related Assets        911     618    2,495    2,029
    Total net sales and revenues           5,886   5,145   22,665   19,873

    Costs and expenses:
       Weyerhaeuser:
         Costs of products sold            3,894   3,547   15,249   14,078
         Depreciation, amortization and
          fee stumpage                       329     353    1,308    1,307
         Selling expenses                    120     122      488      457
         General and administrative
          expenses                           250     238      955      950
         Research and development
          expenses                            17      17       55       51
         Taxes other than payroll and
          income taxes                        48      45      194      185
         Charges for integration and
          restructuring                        3      25       39      103
         Charges for closure of
          facilities                           0      45       14      127
         Other operating costs,
          net  (2)(3)                          4     (92)    (258)    (244)
                                           4,665   4,300   18,044   17,014
       Real Estate and Related Assets:
         Costs and operating expenses        647     464    1,763    1,516
         Depreciation and amortization         5       3       14       11
         Selling expenses                     37      31      125      107
         General and administrative
          expenses                            26      20       81       63
         Taxes other than payroll and
          income taxes                        --       1        2        3
         Other operating costs, net            0      (4)     (17)      (9)
                                             715     515    1,968    1,691
    Total costs and expenses               5,380   4,815   20,012   18,705

    Operating income                         506     330    2,653    1,168

    Interest expense and other:
       Weyerhaeuser:
         Interest expense incurred (4)      (241)   (202)    (838)    (815)
         Less interest capitalized             5       5        9       19
         Equity in income (loss) of
          affiliates                           3      (1)      14       (6)
         Interest income and other             9       2       24       17
       Real Estate and Related Assets:
         Interest expense incurred           (14)    (13)     (57)     (53)
         Less interest capitalized            14      13       57       53
         Equity in income of
          unconsolidated entities             11      (3)      52       20
         Interest income and other            10       8       31       33
    Earnings before income taxes and
     cumulative effect of a change in
     accounting principle                    303     139    1,945      436
    Income taxes                            (104)    (47)    (662)    (148)
    Earnings before cumulative effect of
     a change in accounting principle        199      92    1,283      288
    Cumulative effect of a change in
     accounting principle, net of
     applicable taxes of $6 (5)               --      --       --      (11)
    Net earnings (loss)                     $199     $92   $1,283     $277

    Basic net earnings (loss) per share:
       Net earnings (loss) before
        cumulative effect of a change
        in accounting principle            $0.82   $0.41    $5.45    $1.30
       Cumulative effect of a change in
        accounting principle                  --      --       --    (0.05)
       Net earnings (loss)                 $0.82   $0.41    $5.45    $1.25

    Diluted net earnings (loss) per
     share:
       Net earnings (loss) before
        cumulative effect of a change
        in accounting principle            $0.82   $0.41    $5.43    $1.30
       Cumulative effect of a change in
        accounting principle                  --      --       --    (0.05)
       Net earnings (loss)                 $0.82   $0.41    $5.43    $1.25

    Dividends paid per share               $0.40   $0.40    $1.60    $1.60

     (1) The first, second, third and fourth quarters of 2004 include charges of $26 million, $34 million and $31 million and $27 million, respectively, or $118 million year-to-date, for countervailing and anti-dumping duties and related costs. The first, second, third and fourth quarters of 2003 include charges of $24 million, $26 million, $25 million, and $22 million, respectively, or a total of $97 million for the year, for countervailing and anti-dumping duties and related costs.

     (2) The first, second, third and fourth quarters of 2004 include net foreign exchange gains (losses) of ($9) million, ($7) million, $16 million and $27 million, respectively, for a total year-to-date net gain of $27 million. The 2003 first, second, third and fourth quarters include net foreign exchange gains (losses) of $35 million, $47 million, ($4) million, and $30 million, respectively, for a total net gain of $108 million for the year. These gains and losses result primarily from fluctuations in Canadian and New Zealand exchange rates.

     (3) The first quarter of 2004 includes a $49 million charge for the settlement of lawsuits involving the market for Pacific Northwest alder logs and a $33 million gain on the sale of an oriented strand board mill in Slave Lake, Alberta. The second quarter includes a $16 million charge resulting from an adverse judgment in a lawsuit involving the market for Pacific Northwest alder logs. The third quarter includes a $271 million gain on the sale of timberlands in Georgia, a $25 million gain from a tenure reallocation agreement with the British Columbia government, and a $20 million gain due to the reduction of the reserve for hardboard siding claims. The fourth quarter includes a net gain of $36 million on the sale of facilities, and charges of $29 million for the impairment of assets in the company's European manufacturing operations, $24 million recognized in connection with a change in the method of estimating workers' compensation liabilities and $23 million for the net book value of technology donated to a university.
     The first quarter of 2003 includes a $79 million charge for a lawsuit involving the market for Pacific Northwest alder logs. 2003 second quarter includes a $144 million gain on the sales of timberlands in Washington state and a $25 million gain for the settlement of an insurance claim relating to the Cemwood litigation. 2003 third quarter includes a $23 million charge associated with the settlement of a class action linerboard antitrust lawsuit. 2003 fourth quarter includes a $61 million gain on the sales of timberlands in Tennessee and the Carolinas and an $8 million charge associated with the settlement of litigation related to workers' compensation claims.

     (4) The second and fourth quarters of 2004 include charges of $21 million and $52 million, respectively, for the early extinguishment of debt.

     (5) Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations, was adopted as of the beginning of 2003.

    WEYERHAEUSER COMPANY
    STATISTICAL INFORMATION  (unaudited)

    Net sales and revenues (in
    millions):                        Q1              Q2              Q3
                                March   March    June    June    Sept.   Sept.
                                  28,     30,     27,     29,     26,     28,
                                 2004    2003    2004    2003    2004    2003
    Timberlands:
      Logs                       $193    $162    $211    $185    $197    $184
      Other products               58      80      66      61      51      62
                                  251     242     277     246     248     246
    Wood Products:
      Softwood lumber             819     752   1,106     846   1,089     890
      Plywood                     221     165     263     173     237     219
      Veneer                       11       9      12       9      11       9
      Composite panels            108      90     133     104     138     100
      OSB                         338     167     456     227     341     345
      Hardwood lumber              90      89     100      92      89      82
      Engineered lumber
       products                   298     254     396     308     418     329
      Logs                         23      25      38      33      32      19
      Other products              239     207     288     256     289     244
                                2,147   1,758   2,792   2,048   2,644   2,237
    Pulp and Paper:
      Pulp                        339     309     371     321     381     333
      Paper                       535     596     538     546     583     530
      Coated groundwood            36      36      37      32      39      39
      Liquid packaging board       49      47      53      52      53      50
      Other products               10       6      13       6      15       5
                                  969     994   1,012     957   1,071     957

    Containerboard, Packaging
     and Recycling:
      Containerboard               81      77      80      81      94      73
      Packaging                   853     879     918     922     916     898
      Recycling                    80      60      91      63      87      60
      Bags                         19      20      18      20      20      19
      Other products               33      33      34      35      43      40
                                1,066   1,069   1,141   1,121   1,160   1,090

    Real Estate and Related
     Assets                       469     445     524     432     591     534

    Corporate and Other           135     106     147     126     135     120

                               $5,037  $4,614  $5,893  $4,930  $5,849  $5,184

                                               Q4           Year ended
                                            Dec.    Dec.    Dec.     Dec.
                                             26,     28,     26,      28,
                                            2004    2003    2004     2003
    Timberlands:
       Logs                                 $221    $199     $822     $730
       Other products                        105      61      280      264
                                             326     260    1,102      994
    Wood Products:
       Softwood lumber                       901     793    3,915    3,281
       Plywood                               208     227      929      784
       Veneer                                 10      12       44       39
       Composite panels                      122      99      501      393
       OSB                                   255     370    1,390    1,109
       Hardwood lumber                        86      87      365      350
       Engineered lumber products            393     288    1,505    1,179
       Logs                                   32      28      125      105
       Other products                        253     238    1,069      945
                                           2,260   2,142    9,843    8,185
    Pulp and Paper:
       Pulp                                  380     342    1,471    1,305
       Paper                                 570     510    2,226    2,182
       Coated groundwood                      44      33      156      140
       Liquid packaging board                 53      49      208      198
       Other products                         16       9       54       26
                                           1,063     943    4,115    3,851

    Containerboard, Packaging and
     Recycling:
       Containerboard                        113      73      368      304
       Packaging                             897     845    3,584    3,544
       Recycling                              89      64      347      247
       Bags                                   23      21       80       80
       Other products                         46      39      156      147
                                           1,168   1,042    4,535    4,322

    Real Estate and Related Assets           911     618    2,495    2,029

    Corporate and Other                      158     140      575      492

                                          $5,886  $5,145  $22,665  $19,873

    Contribution (charge) to
     earnings:                        Q1              Q2              Q3
      (in millions)             March   March   June     June    Sept.   Sept.
                                  28,     30,     27,     29,     26,     28,
                                 2004    2003    2004    2003    2004    2003
    Timberlands (1)              $159    $149    $201    $300    $450    $143
    Wood Products (2) (3) (4)
     (5)                          173    (150)    448     (53)    362     151
    Pulp and Paper (6)            (25)     10      14      (7)     80     (18)
    Containerboard, Packaging
     and Recycling (7) (8)         24      80      62     108      82      42
    Real Estate and Related
     Assets (9)                   120      95     118      91     155      97
    Corporate and Other  (10)
     (11) (12)                    (76)    (46)    (67)     (2)    (45)    (94)
                                 $375    $138    $776    $437  $1,084    $321


                                                 Q4           Year ended
       (in millions)                        Dec.    Dec.     Dec.     Dec.
                                             26,     28,      26,      28,
                                            2004    2003     2004     2003
    Timberlands (1)                         $217    $185   $1,027     $777
    Wood Products (2) (3) (4) (5)             72     111    1,055       59
    Pulp and Paper (6)                        35     (67)     104      (82)
    Containerboard, Packaging and
     Recycling (7) (8)                        81      32      249      262
    Real Estate and Related Assets (9)       217     109      610      392
    Corporate and Other  (10) (11) (12)      (83)    (34)    (271)    (176)
                                            $539    $336   $2,774   $1,232

     (1) The 2004 third quarter includes a $271 million gain on the sale of timberlands in Georgia and a $5 million gain from a tenure reallocation agreement with the British Columbia government. The 2003 second quarter includes a $144 million gain on the sales of timberlands in Washington state. The 2003 fourth quarter includes a $61 million gain on the sale of timberlands in Tennessee and the Carolinas.

     (2) The first, second, third and fourth quarters of 2004 include charges of $26 million, $34 million and $31 million and $27 million, respectively, or $118 million year-to-date, for countervailing and anti-dumping duties and related costs. The first, second, third and fourth quarters of 2003 include charges of $24 million, $26 million, $25 million, and $22 million, respectively, or a total of $97 million for the year, for countervailing and anti-dumping duties and related costs.

     (3) The first quarter of 2004 includes a $49 million charge for the settlement of lawsuits involving the market for Pacific Northwest alder logs. The second quarter of 2004 includes a $16 million charge resulting from an adverse judgment in a lawsuit involving the market for Pacific Northwest alder logs. The third quarter of 2004 includes a $20 million gain due to the reduction of the reserve for hardboard siding claims. The first quarter of 2003 includes a $79 million charge for a lawsuit involving the market for Pacific Northwest alder logs.

     (4) The third quarter of 2004 includes a $20 million gain from a tenure reallocation agreement with the British Columbia government.

     (5) The first quarter of 2004 includes a credit of $2 million for the reversal of closure costs accrued in prior years and a $33 million gain on the sale of an oriented strand board mill in Slave Lake, Alberta. The second quarter of 2004 includes a $5 million net loss on the sale of facilities. The third quarter of 2004 includes a $2 million net gain on the sale or closure of facilities. The fourth quarter of 2004 includes charges of $3 million for the closure of facilities and a gain of $36 million on the sale of facilities. The 2003 first, second, third and fourth quarters include costs for the closure of facilities of $22 million, $11 million, $31 million, and $14 million, respectively. 2003 second quarter also includes a charge of $16 million to recognize impairment associated with an impending facility sale that closed in the fourth quarter of 2003.

     (6) The 2004 second quarter includes a $2 million asset impairment charge related to assets held for sale. 2003 second quarter includes $3 million of closure costs. 2003 fourth quarter includes $30 million of closure costs.

     (7) The third quarter of 2003 includes a $23 million charge associated with the settlement of a class action linerboard antitrust lawsuit.

     (8) The first quarter of 2004 includes closure costs of $3 million. The second quarter of 2004 includes a net gain of $1 million on the sales of a facility and a joint venture investment. The third quarter of 2004 includes closure costs of $12 million, including a pension termination charge of $9 million related to a closure that occurred in a previous year. The fourth quarter of 2004 includes a credit of $3 million for the reversal of closure costs accrued in prior years. The 2003 second quarter includes the reversal of an accrual for closure charges of $2 million. The 2003 third and fourth quarters include closure costs of $17 million and $1 million, respectively.

     (9) The first quarter of 2004 includes a $22 million gain on a land sale. The third quarter of 2004 includes a gain of $18 million on the sale of a multi-family site. The fourth quarter of 2004 includes a $24 million net gain on land and lot sales. The 2003 first quarter includes gains of $8 million for the sale of two office buildings and $10 for the sale of an apartment complex. The 2003 second quarter includes a gain of $12 million for the sale of commercial property. The 2003 fourth quarter includes a $7 million gain on an acreage sale.

     (10) The 2003 second quarter includes a $6 million charge to reflect the final settlement in connection with the termination of the former MacMillan Bloedel pension plan for U.S. employees.

     (11) The fourth quarter of 2004 includes a $7 million gain for the settlement of an insurance claim relating to the Cemwood litigation. The 2003 second quarter includes a $25 million gain for the settlement of an insurance claim relating to the Cemwood litigation. The 2003 fourth quarter includes an $8 million charge for the settlement of litigation related to workers' compensation claims.

     (12) The fourth quarter of 2004 includes charges of $29 million for the impairment of assets in the company's European manufacturing operations, $24 million recognized in connection with a change in the method of estimating workers' compensation liabilities and $23 million for the net book value of technology donated to a university.


     (13) The first, second, third and fourth quarters of 2004 include net foreign exchange gains (losses) of ($10) million, ($6) million, $16 million and $26 million, respectively, for a $26 million net gain year-to-date. 2003 results include net foreign exchange gains (losses) of $35 million in the first quarter, $46 million in the second quarter, ($4) million in the third quarter, and $30 million in the fourth quarter, for a net 2003 gain of $107 million. These gains and losses result primarily from fluctuations in Canadian and New Zealand exchange rates.

    WEYERHAEUSER COMPANY
    STATISTICAL INFORMATION  (unaudited)

    Third party sales
    volumes:                       Q1              Q2              Q3
                             March   March    June   June     Sept.   Sept.
                               28,     30,     27,     29,     26,     28,
                              2004    2003    2004    2003    2004    2003
    Timberlands (thousands):
        Logs - cunits         1,044     984     954   1,006     904     987

    Wood Products
     (millions):
        Softwood lumber -
         board feet           2,054   2,175   2,393   2,385   2,299   2,298
        Plywood  - square
         feet (3/8")            642     664     668     697     672     688
        Veneer - square
         feet (3/8")             55      62      60      63      55      56
        Composite panels -
         square feet (3/4")     301     267     324     304     315     302
        Oriented strand
         board - square feet
         (3/8")                 981   1,025   1,143   1,206   1,078   1,129
        Hardwood lumber -
         board feet             102     109     118     115     102     104
        Logs - cunits
         (in thousands)         170     170     279     230     237     189

    Pulp and Paper (thousands):
        Pulp - air-dry metric
         tons                   624     623     642     596     633     632
        Paper - tons            741     737     718     690     737     707
        Coated groundwood -
         tons                    59      61      61      55      60      64
        Liquid packaging
         board  - tons           66      60      72      67      69      64
        Paper converting -
         tons                   483     502     472     472     481     478

    Containerboard,
     Packaging and Recycling
     (thousands):
        Containerboard -
         tons                   250     221     221     233     245     214
        Packaging - MSF      18,146  17,752  18,917  18,577  18,287  18,545
        Recycling - tons        678     593     701     566     645     538
        Kraft bags and
         sacks - tons            24      25      23      24      23      25

    Real Estate and Related
     Assets:
        Single-family homes
         sold                 1,506   1,289   1,564   1,321   1,313   1,239
        Single-family homes
         closed               1,065   1,010   1,216   1,003   1,345   1,182
        Single-family homes
         sold but not closed
         at end of period     2,702   2,161   3,050   2,479   3,018   2,536

                                                Q4            Year ended
                                         Dec. 26, Dec. 28, Dec. 26, Dec. 28,
                                           2004     2003     2004     2003
    Timberlands (thousands):
        Logs - cunits                      1,018    1,148    3,920    4,125

    Wood Products (millions):
        Softwood lumber - board feet       2,144    2,123    8,890    8,981
        Plywood  - square feet (3/8")        647      616    2,629    2,665
        Veneer - square feet (3/8")           55       58      225      239
        Composite panels - square feet
         (3/4")                              294      289    1,234    1,162
        Oriented strand board - square
         feet (3/8")                       1,011    1,001    4,213    4,361
        Hardwood lumber - board feet          95      107      417      435
        Logs - cunits (in thousands)         248      210      934      799

    Pulp and Paper (thousands):
        Pulp - air-dry metric tons           659      628    2,558    2,479
        Paper - tons                         680      688    2,876    2,822
        Coated groundwood - tons              63       54      243      234
        Liquid packaging board - tons         69       65      276      256
        Paper converting - tons              458      430    1,894    1,882

    Containerboard, Packaging and
     Recycling (thousands):
        Containerboard - tons                285      222    1,001      890
        Packaging - MSF                   17,535   17,867   72,885   72,741
        Recycling - tons                     670      593    2,694    2,290
        Kraft bags and sacks - tons           25       26       95      100

    Real Estate and Related Assets:
        Single-family homes sold             992    1,156    5,375    5,005
        Single-family homes closed         1,638    1,431    5,264    4,626
        Single-family homes sold but not
         closed at end of period           2,372    2,261    2,372    2,261

    Total production
     volumes:                      Q1              Q2              Q3
                              March   March    June    June    Sept.   Sept.
                                28,     30,     27,     29,     26,     28,
                               2004    2003    2004    2003    2004    2003
    Timberlands (thousands):
        Fee Depletion -
         cunits               2,265   2,555   2,404   2,479   2,189   2,223

    Wood Products
     (millions):
        Softwood lumber -
         board feet           1,760   1,842   1,881   1,825   1,819   1,742
        Plywood - square
         feet (3/8")            422     478     405     412     405     414
        Veneer - square
         feet (3/8") (1)        585     593     609     536     592     536
        Composite panels -
         square feet (3/4")     268     231     281     252     272     253
        Oriented strand
         board - square
         feet (3/8")          1,031   1,011   1,056   1,051   1,022   1,061
        Hardwood lumber -
         board feet              89      98      96      93      84      93

    Pulp and Paper
     (thousands):
        Pulp - air-dry
         metric tons            619     654     636     619     652     604
        Paper - tons (2)        743     757     736     712     766     706
        Coated groundwood -
         tons                    55      62      61      55      62      61
        Liquid packaging
         board  - tons           61      56      67      68      71      72
        Paper converting -
         tons                   490     516     470     479     500     472

    Containerboard,
     Packaging and Recycling
     (thousands):
        Containerboard -
         tons (3)             1,503   1,429   1,598   1,568   1,604   1,512
        Packaging - MSF      19,493  18,977  20,208  19,955  19,473  19,865
        Recycling - tons
         (4)                  1,607   1,528   1,707   1,644   1,703   1,507
        Kraft bags and
         sacks - tons            24      25      23      25      23      23

                                                Q4            Year ended
                                         Dec. 26, Dec. 28, Dec. 26, Dec. 28,
                                            2004     2003     2004     2003
    Timberlands (thousands):
        Fee Depletion  - cunits            2,155    2,171    9,013    9,428

    Wood Products (millions):
        Softwood lumber - board feet       1,727    1,704    7,187    7,113
        Plywood - square feet (3/8")         396      404    1,628    1,708
        Veneer - square feet (3/8") (1)      600      534    2,386    2,199
        Composite panels - square
         feet (3/4")                         245      252    1,066      988
        Oriented strand board - square
         feet (3/8")                         972    1,047    4,081    4,170
        Hardwood lumber - board feet          80       89      349      373

    Pulp and Paper (thousands):
        Pulp - air-dry metric tons           639      645    2,546    2,522
        Paper - tons (2)                     761      658    3,006    2,833
        Coated groundwood - tons              62       61      240      239
        Liquid packaging board -
         tons                                 67       65      266      261
        Paper converting - tons              494      415    1,954    1,882

    Containerboard, Packaging and
     Recycling (thousands):
        Containerboard - tons (3)          1,586    1,494    6,291    6,003
        Packaging - MSF                   18,648   19,033   77,822   77,830
        Recycling - tons (4)               1,701    1,537    6,718    6,216
        Kraft bags and sacks - tons           24       25       94       98


     (1) Veneer production represents lathe production and includes volumes that are further processed into plywood and engineered lumber products by company mills.
     (2) Paper production includes unprocessed rolls and converted paper volumes.

     (3) Containerboard production represents machine production and includes volumes that are further processed into packaging by company facilities.
     (4) Recycling production includes volumes processed in Weyerhaeuser recycling facilities and brokered volumes.

    WEYERHAEUSER COMPANY
    STATISTICAL INFORMATION

    CONDENSED CONSOLIDATED BALANCE SHEET (unaudited)
                (in millions)
                                    March     June     Sept.    Dec.     Dec.
                                      28,      27,      26,      26,      28,
    Assets                           2004     2004     2004     2004     2003

    Weyerhaeuser
      Current assets:
        Cash and short-term
         investments                  $74     $725   $1,227   $1,044     $171
        Receivables, less
         allowances                 1,701    1,860    1,804    1,604    1,484
        Inventories                 2,020    1,936    1,998    2,045    1,911
        Prepaid expenses              471      488      527      600      455
            Total current assets    4,266    5,009    5,556    5,293    4,021
      Property and equipment       12,141   11,883   11,838   11,755   12,243
      Construction in progress        251      279      242      269      403
      Timber and timberlands at
       cost, less fee stumpage
       charged to disposals         4,279    4,244    4,193    4,212    4,287
      Investments in and advances
       to equity affiliates           603      592      632      583      603
      Goodwill                      3,232    3,218    3,241    3,244    3,237
      Deferred pension and other
       assets                       1,287    1,273    1,243    1,223    1,311
                                   26,059   26,498   26,945   26,579   26,105

    Real Estate and Related Assets
      Cash and short-term
       investments                      5       12        8      153       31
      Receivables, less
       allowances                      52       42       52       43       64
      Real estate and land for
       sale and development         1,728    1,849    1,929    1,934    1,645
      Other assets                    293      322      350      342      264
                                    2,078    2,225    2,339    2,472    2,004

      Total assets                $28,137  $28,723  $29,284  $29,051  $28,109

    Liabilities and Shareholders'
     Interest

    Weyerhaeuser
      Current liabilities:
        Notes payable and
         commercial paper            $103       $2       $3       $3       $4
        Current maturities of
         long-term debt             1,129      445      490      489       90
        Accounts payable            1,065    1,114    1,102    1,197    1,041
        Accrued liabilities         1,212    1,323    1,337    1,444    1,390
          Total current
           liabilities              3,509    2,884    2,932    3,133    2,525
      Long-term debt               10,399   10,325   10,010    9,277   11,503
      Deferred income taxes         4,303    4,373    4,451    4,533    4,294
      Deferred pension, other
       postretirement benefits
       and other liabilities        1,391    1,416    1,429    1,438    1,377
                                   19,602   18,998   18,822   18,381   19,699
    Real Estate and Related
     Assets
      Notes payable and
       commercial paper                78       --       --        2        1
      Long-term debt                  887      872      869      867      893
      Other liabilities               356      443      534      546      407
                                    1,321    1,315    1,403    1,415    1,301

      Total liabilities            20,923   20,313   20,225   19,796   21,000

      Shareholders' interest        7,214    8,410    9,059    9,255    7,109

      Total liabilities and
       shareholders' interest     $28,137  $28,723  $29,284  $29,051  $28,109

      STATEMENT OF CASH FLOWS                   Q1           Q2          Q3
                                         March  March  June  June  Sept. Sept.
    SELECTED INFORMATION (unaudited)       28,    30,   27,   29,   26,   28,
       (in millions)                      2004   2003  2004  2003  2004  2003
    (Weyerhaeuser only, excludes Real
     Estate & Related Assets)

       Net cash from operations           $(89) $(107) $787  $379  $592  $581
       Cash paid for property and
        equipment                          (79)  (128)  (80) (172)  (93) (146)
       Cash paid for timberlands
        reforestation                      (12)   (14)   (6)   (5)   (5)   (6)
       Cash received from issuances of
        debt                                --      1    --    --    --    12
       Revolving credit facilities, notes
        and commercial paper borrowings,
        net                                 67    580   (80) (315)   (6)  142
       Payments on debt                    (60)  (251) (813)  (14) (253) (509)
       Proceeds from equity offering        --     --   954    --    --    --

                                                 Q4             Year ended
                                            Dec.    Dec.      Dec.      Dec.
                                             26,     28,       26,       28,
       (in millions)                        2004    2003      2004      2003
    (Weyerhaeuser only, excludes Real
     Estate & Related Assets)

       Net cash from operations             $745    $778    $2,035    $1,631
       Cash paid for property and
        equipment                           (222)   (146)     (474)     (592)
       Cash paid for timberlands
        reforestation                         (7)     (9)      (30)      (34)
       Cash received from issuances of
        debt                                   1      31         1        44
       Revolving credit facilities, notes
        and commercial paper
         borrowings, net                      35    (707)       16      (300)
       Payments on debt                     (742)    (50)   (1,868)     (824)
       Proceeds from equity offering          --      --       954        --

                                       ###


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



							WEYERHAEUSER COMPANY

						By	_/s/ Steven J. Hillyard
	                              Its:  Vice President and
                                          Chief Accounting Officer


Date:  January 21, 2005